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                                                                   EXHIBIT 10(b)


                                                                  EXECUTION COPY


                               PAYMENTS AGREEMENT

         AGREEMENT, dated as of April 10, 2002, by and among Abington Bancorp, Inc. ("ABINGTON"), Massachusetts Fincorp, Inc. ( "FINCORP"), Massachusetts Co-operative Bank (the "BANK"), a wholly-owned subsidiary of Fincorp, and Anthony A. Paciulli (the "EXECUTIVE").

                                   WITNESSETH

         WHEREAS, the Executive is the executive vice president of Fincorp and the Bank; and

         WHEREAS, the Executive and the Bank have entered into an Employment Agreement, dated as of July 13, 2000 and the Executive and Fincorp have entered into an Employment Agreement, dated December 22, 1998 and amended as of December 31, 2001 (collectively, the "EMPLOYMENT AGREEMENTS"); and

         WHEREAS, the Bank adopted a Management Supplemental Executive Retirement Plan ("MANAGEMENT SERP") on December 22, 1998; and

         WHEREAS, Fincorp has adopted the Massachusetts Fincorp, Inc. 1999 Stock-Based Incentive Plan (the "STOCK OPTION PLAN"); and

         WHEREAS, Abington and Fincorp have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), pursuant to which Fincorp will merge with and into Abington on the terms and conditions set forth therein (the "MERGER") and, in connection therewith, outstanding shares of Company Common Stock will be converted into shares of Abington Common Stock and/or cash in the manner set forth therein; and

         WHEREAS, as an inducement to Abington to enter into the Merger Agreement, Fincorp and the Bank (collectively, the "EMPLOYERS") and the Executive desire to set forth the status of the Executive's employment relationships with the Employers as of the Effective Time (as defined in the Merger Agreement) and the benefits he will be entitled to receive upon termination of such employment relationships; and

         WHEREAS, the Executive's employment relationship with Abington as of the Effective Time is the subject of an Employment Agreement between Abington and the Executive entered into as of the date hereof and to be effective as of the Effective Time (the "EMPLOYMENT AGREEMENT");

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto agree as follows:

         1. TERMINATION OF EMPLOYMENT, DIRECTORSHIPS AND CERTAIN BENEFITS. At the Effective Time, all employment and director relationships between the Executive and Fincorp, the Bank or any affiliate of Fincorp shall terminate. Without limiting the foregoing, the Employers and the Executive agree that at the Effective Time:

               (i) the Executive shall cease to be an officer or director of Fincorp and the Bank;

               (ii) any other employment or consulting relationships between the Executive and any of Fincorp, the Bank or any other direct or indirect subsidiary of Fincorp shall terminate;


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               (iii) the Executive's membership (if any) on the boards of directors of Fincorp, the Bank and each other direct or indirect subsidiary of Fincorp, shall terminate;

               (iv) the Employment Agreements shall be automatically terminated without the necessity of any further action on the part of either party thereto, with the result that they shall be null and void and no party thereto or any heir, successor or assignee thereof shall have any continuing rights or obligations thereunder; and

               (v) except as otherwise provided in Section 4, the Executive shall not be entitled to receive any further benefits under the Management SERP or any other benefit plan or arrangement, and all such arrangements shall be automatically terminated without the necessity of any further action on the part of either party thereto, with the result that they shall be null and void and no party thereto or any heir, successor or assignee thereof shall have any continuing rights or obligations thereunder.

         2. NO FURTHER PAYMENTS UNDER CERTAIN ARRANGEMENTS. The Employers agree to make no payments to the Executive under the Management SERP from and after the date of this Agreement.

         3. PAYMENTS TO THE EXECUTIVE.

            (a) In connection with the terminations provided in Section 1, Fincorp shall pay to the Executive, immediately prior to the Effective Time, a cash amount equal to the sum of (i) the Executive's accrued but unpaid annual base salary to the Effective Time and (ii) an amount in compensation for Executive's accrued but unused vacation time to the extent permitted under the Employers' vacation policies in effect as of the date hereof. The calculation and payment of such amounts shall be subject to the reasonable review and approval of Abington.

            (b) In consideration of the agreements of the Executive pursuant to
Section 1, Abington agrees to pay to the Executive, or to cause the Bank to pay to the Executive, at the Effective Time, a cash amount equal to $256,365.

         4. NO EFFECT ON EMPLOYEE BENEFIT PLANS. Except as expressly provided in this Agreement, the termination of the Executive's directorships and employment pursuant to this Agreement shall have no special effect on the rights and obligations of the Executive and the Employers under Fincorp's Stock Option Plan, Fincorp's 401(k) Savings Plan, or any other employee benefit plan made available to employees of the Employers generally pursuant to which the Executive has any accrued rights or is entitled to any benefits or payments (the "EMPLOYEE BENEFIT PLANS"), provided that the Executive shall have no rights under (i) The Massachusetts Co-operative Bank Employee Severance Compensation Plan (as the same may be amended with the approval of Abington as contemplated by the Merger Agreement), (ii) the Management SERP maintained by the Bank or
(iii) any other employee benefit plan maintained by one or more of the Employers for the Executive (and not for employees generally) pursuant to which the Executive has any unvested benefits immediately prior to the Effective Time.

         5. RELEASE.

            (a) For, and in consideration of the commitments made herein by Abington, the Executive, for himself and for his heirs and assigns, does hereby release completely and forever discharge Abington and its subsidiaries, affiliates, stockholders, attorneys, officers, directors, agents, employees, successors and assigns, and any other party associated with Abington (the "RELEASED PARTIES"), to the fullest extent permitted by applicable law, from any and all claims, rights, demands, actions, liabilities, obligations, causes of action of any and all kind, nature and character whatsoever, known or unknown, in any way connected with his employment by Fincorp or any of its subsidiaries (including in each case predecessors


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thereof), either as a director, officer or employee, or termination of such employment. Notwithstanding the foregoing, the Executive does not release Abington from any obligations of Abington to the Executive under (i) the Employee Benefit Plans, (ii) Section 7.11 of the Merger Agreement, (iii) this Agreement and (iv) the Employment Agreement.

            (b) For and in consideration of the commitments made herein by the Executive, including without limitation the releases in Section 5(a) above, Abington, for itself, and for its successors and assigns does hereby release completely and forever discharge the Executive and his heirs and assigns, to the fullest extent permitted by applicable law, from any and all claims, rights, demands, actions, liabilities, obligations, causes of action of any and all kind, nature and character whatsoever, known or unknown, in any way connected with the Executive's employment by Fincorp or any of its subsidiaries (including predecessors thereof), either as a director, officer or employee. Notwithstanding anything in the foregoing to the contrary, Abington does not release the Executive from claims arising out of any breach by the Executive of
(i) any law or regulation by the Executive during the term of and related to his employment by Fincorp or any of its subsidiaries (including predecessors thereof), either as a director, officer or employee, (ii) this Agreement or
(iii) the Employment Agreement.

         6. REPRESENTATIONS AND WARRANTIES. The parties hereto represent and warrant to each other that they have carefully read this Agreement and consulted with respect thereto with their respective counsel and that each of them fully understands the content of this Agreement and its legal effect. Each party hereto also represents and warrants that this Agreement is a legal, valid and binding obligation of such party which is enforceable against such party in accordance with its terms.

         7. SUCCESSORS AND ASSIGNS. This Agreement will inure to the benefit of and be binding upon the Executive and his heirs and assigns, and upon Abington, including any successor to Abington by merger or consolidation or any other change in form or any other person or firm or corporation to which all or substantially all of the assets and business of Abington may be sold or otherwise transferred. This Agreement may not be assigned by any party hereto without the consent of the other party.

         8. NOTICES. Any communication to a party required or permitted under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party or parties, as applicable:

         If to the Executive:

               Anthony A. Paciulli
               5 Phillips Street
               Marblehead, Massachusetts  01945

         If to Abington:

               Abington Bancorp, Inc.
               536 Washington Street
               Abington, Massachusetts 02351
               Attention:  President


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         9. WITHHOLDING. Abington may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         10. LIMITATION ON BENEFITS.

            (a) It is the intention of the Executive, the Employers and Abington that no payments by Abington or the Employers to or for the benefit of the Executive shall be non-deductible to the Employers or Abington by reason of the operation of Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE"), relating to parachute payments. It is the intention of the parties that the amount to be paid to the Executive under this Agreement shall be equal to the maximum amount which may be paid to the Executive without causing any portion of such payment to be non-deductible to the Employers or Abington by reason of the operation of Section 280G of the Code.

            (b) The Employers agree not to pay (or agree to pay) to the Executive, and the Executive agrees not to accept from either Employer, any amount that could be deemed to be in the nature of compensation other than (i) regular incremental payments of his salary and fringe benefits of general applicability at the rates and under the programs now in effect, (ii) reimbursement in the ordinary course of his business expenses, and (iii) payments required to be made to the Executive under this Agreement.

            (c) If the Executive receives any payment in violation of
Section 10(b) (an "IMPERMISSIBLE PAYMENT"), and if by reason of the operation of said Section 280G any such Impermissible Payments exceed the amount which can be deducted by Abington or the Employers (as applicable), such Impermissible Payments shall be reduced to the maximum amount which can be deducted by Abington or the Employers (as applicable). Payments made to the Executive under this Agreement or the Employment Agreement are not "Impermissible Payments" for purposes of this Agreement. To the extent that Impermissible Payments exceeding such maximum deductible amount have been made to or for the benefit of the Executive, the Executive agrees to refund such excess Impermissible Payments to Abington (promptly upon written request of Abington) with interest thereon at the applicable Federal Rate determined under Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order that no such Impermissible Payments shall be non-deductible to the Employers by reason of the operation of said Section 280G. To the extent that there is more than one method of reducing the Impermissible Payments to bring them within the limitations of said Section 280G, the Executive shall determine which method shall be followed, provided that if the Executive fails to make such determination within forty-five (45) days after Abington or the Employers have sent him written notice of the need for such reduction, Abington may determine the method of such reduction in their sole discretion.

            (d) If any dispute between Abington or the Employers and the Executive as to any of the amounts to be determined under this Section 10 or the method of calculating such amounts cannot be resolved by Abington and the Executive, either party after giving three days written notice to the other, may refer the dispute to arbitration pursuant to Section 11. The determination of such arbitrator as to the amounts to be determined under this Section 10 and the method of calculating such amounts shall be final and binding on both (x) Abington and the Employers and (y) the Executive. Abington shall bear the costs of any such determination.


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         11. RESOLUTION OF DISPUTES. Any dispute or controversy arising under or in connection with this Agreement may, at either Abington's or the Executive's option, be settled exclusively by arbitration in Boston, Massachusetts in accordance with the rules of the American Arbitration Association then in effect and at Abington's expense. Judgment may be entered on the arbitrators award in any court having jurisdiction.

         12. ENTIRE AGREEMENT; SEVERABILITY.

            (a) This Agreement contains the entire agreement of the parties relating to the subject matter hereof and from and after the Effective Time shall supersede in its entirety any and all prior agreements or understandings, whether written or oral, between the Employers and the Executive relating to the subject matter hereof, including without limitation the Employment Agreements, the Bank's Employee Severance Compensation Plan, and the Management SERP. In reaching this Agreement, no party has relied upon any representation or promise except those set forth herein and in the Employment Agreement.

            (b) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

         13. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

         14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

         15. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the [Commonwealth of Massachusetts] applicable to agreements made and entirely to be performed within such jurisdiction.

         16. HEADINGS. The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

         17. EFFECTIVENESS. Notwithstanding anything herein to the contrary, the effectiveness of this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms.




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         IN WITNESS WHEREOF, each of the undersigned has entered into this
Agreement as of the day and year first above written.


                                    ABINGTON BANCORP, INC.


                                    By: /s/ James P. McDonough
                                    --------------------------------------------
                                    Name:  James P. McDonough
                                    Title: President and Chief Executive
                                           Officer



                                    /s/ Anthony A. Paciulli
                                    --------------------------------------------
                                        Anthony A. Paciulli



                                    MASSACHUSETTS FINCORP, INC.


                                    By: /s/ Paul C. Green
                                    --------------------------------------------
                                    Name:  Paul C. Green
                                    Title: President




                                    MASSACHUSETTS CO-OPERATIVE BANK


                                    By: /s/ Paul C. Green
                                    --------------------------------------------
                                    Name:  Paul C. Green
                                    Title: President






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